As filed with the Securities and Exchange Commission on October 23, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PAYPAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-2989869
(State of incorporation)	(IRS Employer Identification Number)

2211 North First Street

San Jose, California 95131

(408) 967-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

A. Louise Pentland

Executive Vice President, Chief Business Affairs

and Legal Officer

PayPal Holdings, Inc.

2211 North First Street

San Jose, California 95131

Telephone: (408) 967-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael Mies, Esq.

Skadden, Arps, Slates, Meagher & Flom LLP

555 California St. #2000

San Francisco, CA 94104

Telephone: (415) 772-1200

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Security(3)	Proposed Aggregate Maximum Offering Price(3)	Amount of Registration fee
Common Stock, par value $0.0001 per share	742,335	$78.90	$58,570,232	$7,099

(1)	All the shares of common stock being registered hereby are offered for the account of certain selling stockholders who acquired such shares in a private transaction.
(2)

Pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of additional shares of common stock as may be issuable with respect to the shares being issued hereunder as a result of a stock split, stock dividend, capitalization or similar event.

(3)

Estimated pursuant to Rule 457(c) under the Securities Act solely for purposes of calculating the amount of the registration fee, based on the average of the high and low prices of the registrant’s common stock reported as of October 18, 2018 on the NASDAQ Stock Market.

PROSPECTUS

PAYPAL HOLDINGS, INC.

Common Stock

The selling stockholders of PayPal Holdings, Inc. listed beginning on page 7, together with any additional selling stockholders listed in any applicable prospectus supplement, may offer and resell up to 742,335 shares of our common stock, par value $0.0001 per share. The selling stockholders will acquire these shares from us in connection with our acquisition of iZettle AB (publ), or iZettle. Such shares of common stock were sold and issued by us to the selling stockholders pursuant to the terms and subject to the conditions of the Share Purchase Agreement, dated as of May 17, 2018, by and among PayPal Holdings, Inc., the sellers named therein and iZettle AB (publ) and the related agreements.

We are not selling any shares of our common stock under this prospectus and we will not receive any of the proceeds from the sale of shares by the selling stockholders. The selling stockholders may sell the shares of common stock described in this prospectus through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. We provide more information about how the selling stockholders may sell their shares of common stock in the section of this prospectus entitled “Plan of Distribution.”

Our common stock is listed on the NASDAQ Stock Market under the symbol “PYPL.” On October 22, 2018, the last reported sale price for our common stock on the NASDAQ Stock Market was $85.43 per share.

Investing in our common stock involves a high degree of risk. Before investing, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 23, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (referred to as the SEC) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (referred to as the Securities Act), utilizing a “shelf” registration process. Under this process, selling stockholders named in this prospectus or in one or more supplements to this prospectus may sell shares of common stock from time to time. Each time any selling stockholder not named herein sells shares of common stock under the registration statement of which this prospectus is a part, such selling stockholder will provide a copy of this prospectus and any applicable prospectus supplement, as required by law. Any applicable prospectus supplement may add, update, or change information contained in this prospectus.

The selling stockholders may offer and sell shares of common stock directly to purchasers, through agents selected by the selling stockholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters, or dealers involved in the sale of shares of common stock. See “Plan of Distribution.”

You should read this prospectus together with any applicable prospectus supplement, as well as additional information described under the heading “Where You Can Find More Information.” You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any applicable “free writing prospectus.” We have not authorized, and no selling stockholder has authorized, anyone else to provide you with different or additional information. No offer of shares of common stock is being made in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement, or any document incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should carefully read the entire prospectus, as well as the documents incorporated by reference in the prospectus, any applicable prospectus supplement and any applicable “free writing prospectus” before making an investment decision.

References in this prospectus to the terms “the Company,” “PayPal,” “we,” “our” and “us” or other similar terms mean PayPal Holdings, Inc. and our wholly owned subsidiaries, unless we state otherwise or the context indicates otherwise.

i

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all information that you should consider before investing in our common stock. You should read the following summary together with the more detailed information regarding PayPal, the common stock being registered hereby, our financial statements and notes thereto and our risk factors, before deciding whether to purchase shares of our common stock from the selling stockholders.

Our Company

We are a leading technology platform and digital payments company that enables digital and mobile payments on behalf of consumers and merchants worldwide. Our vision is to democratize financial services, as we believe that managing and moving money is a right for all people, not just the affluent. Our goal is to increase our relevance for consumers and merchants to manage and move their money anywhere in the world, anytime, on any platform and using any device. We also facilitate person-to-person payments through our PayPal, Venmo and Xoom products. Our combined payment solutions, including our PayPal, PayPal Credit, Braintree, Venmo, and Xoom products, compose our proprietary Payments Platform.

We were incorporated under the laws of the State of Delaware in January 2015. Our principal executive offices are located at 2211 North First Street, San Jose, California 95131 and our telephone number is (408) 967-1000. Our website address is www.paypal.com. We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.

The Offering

Common stock offered by the selling stockholders	742,335 shares

Our common stock is listed on the NASDAQ Stock Market under the symbol	PYPL

Use of proceeds	All of the shares of common stock being offered under this prospectus are being sold by the selling stockholders. Accordingly, we will not receive any proceeds from the sale of these shares.

Background

On May 17, 2018, we entered into a Share Purchase Agreement (as amended, the “Share Purchase Agreement”), pursuant to which we agreed to purchase substantially all of the issued and outstanding capital stock held by the shareholders (the “Sellers”) of iZettle AB (“iZettle”), a Swedish limited liability company that operates payment services for trade and commerce by providing payment services for cards, online and alternative payments as well as point of sale services to small businesses within various industries in twelve countries. In that transaction, we paid to the Sellers cash and sold and issued an aggregate of 742,335 shares of common stock. 496,538 shares of common stock were sold and issued to certain employees of iZettle pursuant to Reinvestment Agreements, which provided that such shares of common stock are subject to forfeiture if the holder’s employment with PayPal is terminated prior to vesting, other than a termination without cause or due to good reason, death or disability. Such shares of common stock are released from potential forfeiture over a three year period, with 33% released on the first anniversary of the closing of the acquisition, 33% released on the second anniversary of the closing and 34% released on the third anniversary of the closing. 245,797 shares of common stock were sold and issued to certain employees of iZettle pursuant to Restricted Stock Agreements, which provided that such shares of common stock are subject to a repurchase right by us if the holder, prior to vesting, (i) voluntarily resigns, (ii) is dismissed from employment or (iii) voluntarily ceases to work for a period of over three months in any 12 month period; unless, in the case of (ii) and (iii), the event is approved by us or due to sickness, death or disability. Such shares of common stock are released from potential repurchase on the various vesting dates to which the warrants held by the Sellers of iZettle were subject, the last of which will vest on January 1, 2021.

Our stockholders are not third-party beneficiaries under the Share Purchase Agreement and the related agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of PayPal, iZettle or any of their respective subsidiaries.

Throughout this prospectus, when we refer to the shares of our common stock, the offer and sale of which are being registered on behalf of the selling stockholders, we are referring to the shares of common stock held by former holders of capital stock of iZettle that were sold and issued pursuant to the Share Purchase Agreement and the related agreements. When we refer to the “selling stockholders” in this prospectus, we are referring to former holders of capital stock of iZettle.

RISK FACTORS

Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed below and under the heading “Risk Factors” in any prospectus supplement, together with all of the other information contained or incorporated by reference in this prospectus or any prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2018, June 30, 2018 and September 30, 2018, which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described therein and below are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

We may not realize all of the anticipated benefits of the acquisition of iZettle.

The success of our acquisition of iZettle will depend, in part, on our ability to realize the anticipated growth opportunities and synergies from combining the businesses of our company and iZettle. Our ability to realize these anticipated benefits, and the timing of this realization, depend upon a number of factors and future events, many of which we and iZettle, individually or collectively, cannot control. These factors and events include:

•

the timing and possible outcome of the review of the acquisition by the UK Competition and Markets Authority (“CMA”), and the related impact of holding PayPal and iZettle brands and operations separate as agreed with the CMA pending completion of the CMA’s review;

•	our ability to successfully and timely integrate iZettle’s business and operations with ours;

•	obtaining and maintaining patent rights relating to the iZettle technology;

•	retaining and attracting key employees;

•	the reaction of iZettle’s customers, business partners and competitors to the acquisition;

•	consolidating corporate and administrative functions; and

•	minimizing the diversion of management’s attention from ongoing business concerns.

We cannot assure you that any of the foregoing factors will not have an adverse effect on our business, financial condition and prospects.

Acquisitions involve risks, including inaccurate assessment of undisclosed, contingent or other liabilities or problems. Following the completion of the acquisition, the surviving corporation possesses not only all of the assets, but also all of the liabilities of iZettle. It is possible that undisclosed, contingent or other liabilities or problems may arise in the future of which we were previously unaware. These undisclosed liabilities could have an adverse effect on our business, financial condition and prospects.

If the selling stockholders immediately sell their shares of our common stock received in the acquisition after such shares have vested, they could cause our common stock price to decline.

The sale and issuance of our common stock in connection with the iZettle acquisition could have the effect of depressing the market price for our common stock, through dilution of earnings per share or otherwise. Once the registration statement, of which this prospectus is a part, is declared effective, all of the shares of common stock sold and issued to the former security holders of iZettle in connection with the closing of the acquisition will be available for resale in the public market, subject to potential forfeiture or a right of repurchase under certain conditions.

In addition, many of the former security holders of iZettle may decide not to hold the shares of our common stock they will receive in the acquisition. Other former security holders of iZettle, such as funds with limitations on their permitted holdings of stock in individual issuers, may be required to sell the shares of our common stock that they receive in the acquisition. Such sales of our common stock could have the effect of depressing the market price for our common stock and may take place promptly following the vesting of the common stock sold and issued to the former security holders of iZettle. In addition, future events and conditions could increase the dilution that is currently projected, including adverse changes in market conditions, additional transaction and integration related costs and other factors such as the failure to realize some or all of the benefits anticipated in the acquisition. Any dilution of, or delay of any accretion to, our earnings per share could cause the price of shares of our common stock to decline or grow at a reduced rate. These sales may also make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate to raise funds through future offerings of our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain, and any prospectus supplement and the documents incorporated therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (referred to as the Exchange Act), including statements that involve expectations, plans or intentions (such as those relating to future business, future results of operations or financial condition, new or planned features or services, or management strategies). These forward-looking statements can be identified by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These forward-looking statements involve risks and uncertainties that could cause our actual results and financial condition to differ materially from those expressed or implied in our forward-looking statements.

Such risks and uncertainties include, among others, those discussed under “Risk Factors” in this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 Form 10-K”), in our Quarterly Reports for Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, as well as in our unaudited condensed consolidated financial statements, related notes, and the other information appearing elsewhere in our filings with the SEC. We do not intend, and undertake no obligation, to update any of our forward-looking statements after the date of this prospectus to reflect actual results or future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

USE OF PROCEEDS

The selling stockholders will make offers and sales pursuant to this prospectus and any applicable prospectus supplement. We will not receive any proceeds from the sale or other disposition by the selling stockholders of the shares of our common stock covered hereby, or interests therein. The selling stockholders will pay any expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of these shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration fees, listing fees of the NASDAQ Stock Market and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING STOCKHOLDERS

We are registering for resale an aggregate of 742,335 shares of our common stock that may be sold by the selling stockholders set forth herein. Such shares were sold and issued by us to the former stockholders of iZettle in connection with the closing of the acquisition pursuant to the terms of the Share Purchase Agreement and the related agreements.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to our common stock. To our knowledge, the selling stockholders have sole voting and investment power with respect to their respective shares of common stock, unless otherwise noted below.

The selling stockholders may sell some, all or none of their respective shares of common stock offered by this prospectus from time to time. We do not know how long the selling stockholders will hold their respective shares of common stock covered hereby before selling them. Each selling stockholder of common stock sold and issued pursuant to Reinvestment Agreements has agreed that its shares of common stock are subject to forfeiture if such selling shareholder’s employment at PayPal is terminated prior to vesting, other than a termination without cause or due to good reason, death or disability and such shares of common stock are released from potential forfeiture over a three-year period. Each selling stockholder of common stock sold and issued pursuant to Restricted Stock Agreements has agreed that its shares of common stock are subject to a repurchase right by us if the holder, prior to vesting, (i) voluntarily resigns, (ii) is dismissed from employment or (iii) voluntarily ceases to work for a period of over three months in any 12 month period; unless, in the case of (ii) and (iii), the event is approved by us or due to sickness, death or disability and such shares of common stock are released from potential repurchase on various vesting dates up until January 1, 2021. Other than the Share Purchase Agreement, the Reinvestment Agreements, the Restricted Stock Agreements and the agreements contemplated thereby, we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares of common stock being offered hereunder. As of the date of this prospectus, each selling stockholder is an employee of iZettle, a wholly owned subsidiary of PayPal.

	Prior to the Offering			After the Offering
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding(1)	Number of Shares of Common Stock Being Registered for Resale(2)	Number of Shares of Common Stock Beneficially Owned(3)	Percent of Shares of Common Stock Outstanding
Adam Henric von Corswant	10,067	*	10,067	—	*
Alireza Behrooz	2,847	*	2,847	—	*
Anders Jansson	1,984	*	1,984	—	*
Andreas Thomas Rynvall Falk	915	*	915	—	*
Anna Sitnikova	2,135	*	2,135	—	*
Anne-Marie Sawdin Andric	3,703	*	3,703	—	*
Carl Åke Martin Åkesson	1,423	*	1,423	—	*
Carl Leo Edward Nilsson	8,696	*	8,696	—	*
Christos Stavropoulos	3,701	*	3,701	—	*
Clementine Marie Masson-Lecomte	740	*	740	—	*
Daniel Johan Ahremark	5,069	*	5,069	—	*
Daniel Jakob Bernholc	2,288	*	2,288	—	*
David Sakarias Pettersson Österdahl	7,119	*	7,119	—	*
Edgar Laurens Rouwenhorst	7,119	*	7,119	—	*
Elin Hanna Lewold	2,135	*	2,135	—	*
Elisabet Birgitta Maria Stigård	1,423	*	1,423	—	*

	Prior to the Offering			After the Offering
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding(1)	Number of Shares of Common Stock Being Registered for Resale(2)	Number of Shares of Common Stock Beneficially Owned(3)	Percent of Shares of Common Stock Outstanding
Eric Anders Olof Hansander	1,423	*	1,423	—	*
Erik Christoffer Jörgen Lindfors	2,881	*	2,881	—	*
Erik Staffan Emanuel Jonsson	915	*	915	—	*
FWH Stockholm AB(4)	235,138	*	235,138	—	*
Gamze Belloni	1,281	*	1,281	—	*
Goncalo Soares Melo de Oliveira	2,277	*	2,277	—	*
Hans Robert Käck	2,222	*	2,222	—	*
Ian Charles Robbins	3,844	*	3,844	—	*
Ikrom Hotamov	2,269	*	2,269	—	*
Ingemar Johan Varp	1,423	*	1,423	—	*
Janne Oskar Harju Lönn	711	*	711	—	*
Jennie Sara Madeleine Persson	2,709	*	2,709	—	*
Johan Bendz	12,116	*	12,116	—	*
Johan Jacob Gustafsson	1,423	*	1,423	—	*
Johan Ragnar Karlgrund	711	*	711	—	*
Justin Zeitler Drees	1,601	*	1,601	—	*
Karolina Maja-Karin Arvidsson	740	*	740	—	*
Klas Henrik Johansson	1,372	*	1,372	—	*
Kyle Addison Hitchcock	2,847	*	2,847	—	*
Lars Mårten Birger Strömberg	8,258	*	8,258	—	*
Magdalena Eva Micko	1,423	*	1,423	—	*
Malena Heed	2,135	*	2,135	—	*
Malin Anna Elisabet Buch	3,872	*	3,872	—	*
Maria Patricia Hedengren	29,979	*	29,979	—	*
Mario Fernando Sanchez De la Rosa	740	*	740	—	*
Mattias Eric Jähnke	1,850	*	1,850	—	*
Natalie Ida Eklund	2,135	*	2,135	—	*
Niclas Tunek	1,423	*	1,423	—	*
Nino Johannes Höglund	4,983	*	4,983	—	*
Oskar Johannes Erik Arndt	12,814	*	12,814	—	*
Patrik Viktor Karlsson	2,135	*	2,135	—	*
Per Johannes Löfgren	2,696	*	2,696	—	*
Ron Stolero	9,115	*	9,115	—	*
Ruben Flam	4,974	*	4,974	—	*
Sara Denree Kristina Arildsson	54,847	*	54,847	—	*
Sten Fredrik Bäckström	2,538	*	2,538	—	*
Timothy James Lord	1,308	*	1,308	—	*
Umut Anil Yurdakök	1,423	*	1,423	—	*
Xiaodong Xie	1,423	*	1,423	—	*
iChip Holding AB(5)	252,997	*	252,997	—	*

*	Less than 1%.
(1)

Based on 1,178,359,088 shares outstanding as of October 17, 2018, which includes 742,335 shares sold and issued pursuant to the acquisition of iZettle. Assumes all the shares of common stock of the selling stockholders have vested.

(2)

Represents the number of shares being registered on behalf of the selling stockholder pursuant to this registration statement, which may be less than the total number of shares beneficially owned by such selling stockholder. Assumes all the shares of common stock of the selling stockholders have vested.

(3)

Assumes that the selling stockholders dispose of all of the shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.

(4)	Jacob de Geer has sole voting and investment power with respect to the shares owned by the Selling Stockholder.
(5)	Magnus Nilsson has sole voting and investment power with respect to the shares owned by the Selling Stockholder.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time in one or more transactions on the NASDAQ Stock Market or any other organized market where our shares of common stock may be traded, sell any or all of their shares of our common stock offered hereby through underwriters, dealers or agents, directly to one or more purchasers or through a combination of any such methods of sale. The selling stockholders may distribute the shares of our common stock offered hereby from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The selling stockholders may use any one or more of the following methods when selling the shares offered hereby:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more block trades in which the broker-dealer will attempt to sell such shares as agent or principal of all of such shares held by the selling stockholder;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	agreements between broker-dealers and the selling stockholder to sell a specified number of such shares at a stipulated price per share; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock offered hereby to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock offered hereby for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock offered hereby or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock offered hereby in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock offered hereby short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock offered hereby to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock offered hereby and owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock offered hereby in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock offered hereby may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock offered hereby is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock offered hereby may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock offered hereby may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock offered hereby by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock offered hereby to engage in market-making activities with respect to the shares of common stock offered hereby. All of the foregoing may affect the marketability of the shares of common stock offered hereby and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock offered hereby.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock offered hereby will be freely tradable in the hands of persons other than our affiliates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy information filed by us with the SEC at the SEC’s public reference section, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the public reference section can be obtained by calling 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, statements and other information about issuers, such as us, who file electronically with the SEC. We maintain an Internet site at http://www.paypal.com. However, the information on our Internet site is not incorporated by reference in this prospectus and any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, (ii) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is included and prior to the effectiveness of such registration statement, and (iii) and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules (including Items 2.02 and 7.01 of Form 8-K):

•	Our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 7, 2018;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed with the SEC on April 26, 2018;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 filed with the SEC on July 26, 2018;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 filed with the SEC on October 23, 2018;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 12, 2018, to the extent incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017;

•	Our Current Reports on Form 8-K filed with the SEC on January 10, 2018, January 18, 2018, February 15, 2018, April 3, 2018, May 25, 2018 and July 3, 2018;

•

The description of our common stock contained in our registration statement on Form 10 (File No. 001-33497) filed on February 25, 2015, as amended by Amendment No. 1 filed on April 9, 2015, Amendment No. 2 filed on May 14, 2015, Amendment No. 3 filed on June 2, 2015, Amendment No. 4 filed on June 18, 2015 and Amendment No. 5 filed on June 26, 2015 with the SEC, under the Exchange Act.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents) at no cost to you by writing or telephoning us at the following address: PayPal Holdings, Inc., Investor Relations, 2211 North First Street, San Jose, California 95131, telephone (408) 967-1000.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus has been passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commissions, if any, incurred in connection with the sale of the offered securities. All such amounts will be borne by PayPal.

SEC Registration Fee	$7,099
Legal Fees and Expenses	$25,000
Accounting Fees and Expenses	$5,000
Miscellaneous Fees and Expenses	$10,000

Total:	$47,099

Item 15. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The registrant’s restated certificate of incorporation provides that no director of the registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The registrant’s restated certificate of incorporation provides that the registrant will, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law and the registrant’s by-laws (each as amended from time to time), indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the registrant, or is or was serving, or has agreed to serve, at the request of the registrant, as a director, officer, partner, or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by, or on behalf of, the Indemnitee in connection with such action, suit or proceeding and any appeal therefrom. Such indemnification may include payment by the registrant of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the Indemnitee (such undertaking acceptable by the registrant without reference to the financial ability of the Indemnitee) to repay such payment if it is ultimately determined that the Indemnitee is not entitled to indemnification under the registrant’s restated certificate of incorporation; however, the registrant will not indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person, unless such initiation was approved by the registrant’s board of directors. Also, the indemnification rights provided in the registrant’s restated certificate of incorporation (i) are not exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) will inure to the benefit of the heirs, executors and administrators of such persons. The registrant may, to the extent authorized from time to time by its board of directors, grant indemnification rights to other employees of the registrant or other persons serving the registrant and such rights may be equivalent to, or greater or less than, those set forth in the registrant’s restated certificate of incorporation.

The registrant has entered into indemnification agreements with each of its directors. These agreements require the registrant to, among other things, indemnify each director to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director in any action or proceeding, including any action or proceeding by or in right of the registrant, arising out of the person’s services as a director.

The registrant maintains a general liability insurance policy that covers certain liabilities of the registrant’s directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In any underwriting agreement that the registrant enters into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, the registrant, its directors, its officers and persons who control the registrant within the meaning of the Securities Act, against certain liabilities.

Item 16. Exhibits

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) that, for the purpose of determining liability under the Securities Act to any purchaser: (i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit	Description

4.1	Restated Certificate of Incorporation of PayPal Holdings, Inc. (incorporated by reference to Exhibit 3.01 to PayPal Holdings, Inc.‘s Quarterly Report on Form 10-Q, as filed with the SEC on July 27, 2017)

4.2	Amended and Restated Bylaws of PayPal Holdings, Inc. (incorporated by reference to Exhibit 3.02 to PayPal Holdings, Inc.‘s Annual Report on Form 10-K, as filed with the SEC on February 7, 2018)

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

23.2*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

24.1*	Power of Attorney (included on the signature page hereto)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, PayPal Holdings, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, California, on the 23rd day of October, 2018.

PAYPAL HOLDINGS, INC.
By:	/s/ DANIEL H. SCHULMAN
Daniel H. Schulman
President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Daniel H. Schulman, John D. Rainey, A. Louise Pentland, Wanji Walcott, Brian Yamasaki and Aaron Anderson, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including all post-effective amendments), and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DANIEL H. SCHULMAN Daniel H. Schulman	President, Chief Executive Officer and Director (Principal Executive Officer)	October 23, 2018

/S/ JOHN D. RAINEY John D. Rainey	Chief Financial Officer and Executive Vice President, Global Customer Operations (Principal Financial Officer)	October 23, 2018

/S/ AARON ANDERSON Aaron Anderson	Vice President, Chief Accounting Officer (Principal Accounting Officer)	October 23, 2018

/S/ RODNEY C. ADKINS Rodney C. Adkins	Director	October 23, 2018

/S/ WENCES CASARES Wences Casares	Director	October 23, 2018

/S/ JONATHAN CHRISTODORO Jonathan Christodoro	Director	October 23, 2018

/S/ JOHN J. DONAHOE John J. Donahoe	Director	October 23, 2018

Signature	Title	Date

/S/ DAVID W. DORMAN David W. Dorman	Director	October 23, 2018

/S/ BELINDA JOHNSON Belinda Johnson	Director	October 23, 2018

/S/ GAIL J. MCGOVERN Gail J. McGovern	Director	October 23, 2018

/S/ DAVID M. MOFFETT David M. Moffett	Director	October 23, 2018

/S/ ANN M. SARNOFF Ann M. Sarnoff	Director	October 23, 2018

/S/ FRANK D. YEARY Frank D. Yeary	Director	October 23, 2018